As filed with the Securities and Exchange Commission on April 17, 2023

Registration No. 333-206300
Registration No. 333-215386
Registration No. 333-220089
Registration No. 333-226877
Registration No. 333-244371
Registration No. 333-260100

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-206300
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-215386
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-220089
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-226877
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-244371
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-260100

UNDER THE SECURITIES ACT OF 1933

SIO GENE THERAPIES INC.
(Exact name of Registrant as specified in its charter)

Delaware	85-3863315
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
1501 Broadway, 12th Floor New York, NY 10036 (646) 677-6770 (Address of Principal Executive Offices) (Zip code)

Sio Gene Therapies Inc. Amended and Restated 2015 Equity Incentive Plan
(Full title of the plans)

David Nassif
Chief Executive Officer
1501 Broadway, 12th Floor
New York, NY 10036
(646) 677-6770
(Name, address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

John T. McKenna Milson C. Yu Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION

This post-effective amendment (the “Post-Effective Amendment”) relates to the following registration statements of Sio Gene Therapies Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

•Registration Statement on Form S-8 (File No. 333-206300), registering 9,500,000 shares of common stock of the Company, par value $0.00001 per share (“Common Stock”), filed with the Securities and Exchange Commission on August 11, 2015;
•Registration Statement on Form S-8 (File No. 333-215386), registering 3,000,000 shares of Common Stock of the Company, filed with the Securities and Exchange Commission on December 30, 2016;
•Registration Statement on Form S-8 (File No. 333-220089), registering 7,966,000 shares of Common Stock of the Company, filed with the Securities and Exchange Commission on August 22, 2017;
•Registration Statement on Form S-8 (File No. 333-226877), registering 4,311,522 shares of Common Stock of the Company, filed with the Securities and Exchange Commission on August 16, 2018;
•Registration Statement on Form S-8 (File No. 333-244371), registering 2,492,246 shares of Common Stock of the Company, filed with the Securities and Exchange Commission on August 11, 2020, and related post-effective amendment No. 1 filed with the Securities and Exchange Commission on November 13, 2020; and
•Registration Statement on Form S-8 (File No. 333-260100), registering 7,775,102 shares of Common Stock of the Company, filed with the Securities and Exchange Commission on October 6, 2021.

On December 14, 2022, the Board of Directors of the Company unanimously approved the dissolution and liquidation of the Company pursuant to a plan of complete liquidation and dissolution, and the Company’s stockholders approved the dissolution and liquidation of the Company pursuant to a plan of complete liquidation and dissolution at the special meeting of stockholders held on April 5, 2023.

As a result of our planned dissolution, by filing this Post-Effective Amendment, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 17, 2023.

SIO GENE THERAPIES INC.

By:	/s/ David Nassif
Name:	David Nassif
Title:	Chief Executive Officer; Chief Financial Officer; Chief Accounting Officer; and General Counsel

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.